                                                                       EXHIBIT 1

                             VISIBLE GENETICS INC.

                          CONSOLIDATED BALANCE SHEETS

                            (UNITED STATES DOLLARS)

                                                                JUNE 30
                                                                  2001       DECEMBER 31
                                                              (UNAUDITED)        2000
                                                              ------------   ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  3,518,781   $ 18,476,303
  Short-term investments....................................    47,503,382     61,922,687
  Trade receivables, net of allowance for doubtful
    accounts................................................     3,963,992      3,214,934
  Other receivables.........................................     1,225,090        884,995
  Prepaid and deposits......................................       623,997        452,124
  Inventory.................................................     2,542,637      2,268,877
                                                              ------------   ------------

TOTAL CURRENT ASSETS........................................    59,377,879     87,219,920
                                                              ------------   ------------

FIXED ASSETS................................................    18,321,969     10,292,282
PATENTS AND LICENSES........................................    15,778,826     12,182,112
OTHER LONG TERM ASSETS......................................       290,168        290,633
                                                              ------------   ------------

                                                              $ 93,768,842   $109,984,947
                                                              ============   ============

LIABILITIES
CURRENT LIABILITIES
  Accounts payable..........................................  $  5,015,950   $  3,847,364
  Accrued liabilities.......................................     5,102,830      5,265,864
                                                              ------------   ------------

TOTAL CURRENT LIABILITIES...................................    10,118,780      9,113,228
                                                              ------------   ------------

MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED SHARES.........    25,121,139     24,397,398
                                                              ------------   ------------

SHAREHOLDERS' EQUITY
Share capital...............................................   171,274,436    169,717,379
Other equity................................................    (2,611,237)    (1,017,321)
Cumulative translation adjustment...........................      (974,500)    (1,013,459)
Deficit.....................................................  (109,159,776)   (91,212,278)
                                                              ------------   ------------

                                                                58,528,923     76,474,321
                                                              ------------   ------------

                                                              $ 93,768,842   $109,984,947
                                                              ============   ============

                             VISIBLE GENETICS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            (UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                          THREE MONTHS ENDED JUNE 30    SIX MONTHS ENDED JUNE 30
                                          --------------------------   ---------------------------
                                              2001          2000           2001           2000
                                          ------------   -----------   ------------   ------------
SALES
  Products..............................  $  3,819,814   $ 3,299,410   $  7,352,501   $  6,740,877
  Services..............................       108,680       108,078        149,820        310,666
                                          ------------   -----------   ------------   ------------
                                             3,928,494     3,407,488      7,502,321      7,051,543
                                          ------------   -----------   ------------   ------------
COST OF SALES
  Products..............................     2,620,080     2,322,050      4,904,767      4,459,946
  Services..............................       108,384        60,306        136,827        206,791
                                          ------------   -----------   ------------   ------------
                                             2,728,464     2,382,356      5,041,594      4,666,737
                                          ------------   -----------   ------------   ------------
GROSS MARGIN............................     1,200,030     1,025,132      2,460,727      2,384,806

EXPENSES
  Sales, general and administrative.....     8,630,281     7,299,700     16,387,841     12,799,611
  Research and development..............     2,645,764     2,941,160      5,365,824      4,942,010
  Exit and termination costs............            --            --        540,000             --
                                          ------------   -----------   ------------   ------------
                                            11,276,045    10,240,860     22,293,665     17,741,621
                                          ------------   -----------   ------------   ------------
LOSS FROM OPERATIONS BEFORE INTEREST....   (10,076,015)   (9,215,728)   (19,832,938)   (15,356,815)

Interest income.........................       709,744     1,568,461      1,887,939      1,998,014
Interest and financing expense..........        (1,544)       (2,754)        (2,499)        (6,798)
                                          ------------   -----------   ------------   ------------
NET LOSS FOR THE PERIOD.................    (9,367,815)   (7,650,021)   (17,947,498)   (13,365,599)

Cumulative preferred dividends and
  accretion of discount attributable to
  preferred stock.......................      (829,016)     (969,382)    (1,661,962)    (1,937,149)
                                          ------------   -----------   ------------   ------------
NET LOSS ATTRIBUTABLE TO COMMON
  SHAREHOLDERS..........................  $(10,196,831)  $(8,619,403)  $(19,609,460)  $(15,302,748)
                                          ------------   -----------   ------------   ------------
Weighted average number of common shares
  outstanding...........................    16,407,406    14,567,520     16,343,924     13,486,119
                                          ------------   -----------   ------------   ------------
BASIC AND FULLY DILUTED LOSS PER
  SHARE.................................  $      (0.62)  $     (0.59)  $      (1.20)  $      (1.13)
                                          ------------   -----------   ------------   ------------

                             VISIBLE GENETICS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            (UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                               SIX MONTHS ENDED JUNE 30
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES
  Net loss for the period...................................  $(17,947,498)  $(13,365,599)
  Add: Items not involving cash--
    Depreciation............................................     2,086,776      1,072,461
    Amortization............................................     1,514,287        648,084
    Foreign exchange........................................        35,498       (106,689)
  Increase (decrease) from changes in--
    Trade receivables.......................................      (803,052)     1,499,818
    Other receivables.......................................      (390,817)       (71,972)
    Prepaid and deposits....................................      (179,172)      (357,551)
    Inventory...............................................      (278,019)      (974,841)
    Other long term assets..................................           465             --
    Accounts payable........................................     1,250,004      2,161,389
    Accrued liabilities.....................................        24,865       (359,292)
                                                              ------------   ------------
                                                               (14,686,663)    (9,854,192)
                                                              ============   ============

INVESTING ACTIVITIES
    Purchase of fixed assets................................   (10,105,541)    (4,196,548)
    Licenses and patents acquired...........................    (5,111,001)   (12,216,273)
    Purchase of short-term investments......................   (57,868,464)   (78,738,530)
    Redemption of short-term investments....................    72,287,769     24,565,066
                                                              ------------   ------------
                                                                  (797,237)   (70,586,285)
                                                              ============   ============
FINANCING ACTIVITIES
    Common shares issued, net of expenses...................       725,841     78,750,832
                                                              ------------   ------------
                                                                   725,841     78,750,832
                                                              ============   ============

EFFECT OF EXCHANGE RATE FLUCTUATIONS ON CASH BALANCES.......      (199,463)       218,189
                                                              ------------   ------------

INCREASE (DECREASE) IN CASH DURING THE YEAR.................   (14,957,522)    (1,471,456)
CASH, BEGINNING OF PERIOD...................................    18,476,303      2,792,985
                                                              ------------   ------------
CASH, END OF PERIOD.........................................  $  3,518,781   $  1,321,529
                                                              ============   ============
SUPPLEMENTAL INFORMATION
  Interest paid.............................................  $      1,544   $      2,754
  Income taxes paid.........................................  $         --   $         --

                             VISIBLE GENETICS INC.

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

                            (UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED JUNE 30
                                                           ---------------------------
                                                               2001           2000
                                                           ------------   ------------
Net loss for the period..................................  $(17,947,498)  $(13,365,599)

Other comprehensive income:
  Foreign currency translation adjustments...............        38,959       (332,691)
                                                           ------------   ------------
Comprehensive loss for the period........................  $(17,908,539)  $(13,698,290)
                                                           ============   ============

                             VISIBLE GENETICS INC.

                       CONSOLIDATED STATEMENTS OF DEFICIT

                            (UNITED STATES DOLLARS)
                                  (UNAUDITED)

                                                            SIX MONTHS ENDED JUNE 30
                                                          ----------------------------
                                                              2001            2000
                                                          -------------   ------------
Deficit, beginning of year..............................  $ (91,212,278)  $(59,438,142)

Net loss for the period.................................    (17,947,498)   (13,365,599)
                                                          -------------   ------------
Deficit, end of the period..............................  $(109,159,776)  $(72,803,741)
                                                          =============   ============

                             VISIBLE GENETICS INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying financial statements have been prepared in United States dollars, in accordance with accounting principles generally accepted in the United States. The principal accounting policies of the Company have been applied on a consistent basis. See the Company's 2000 Annual Report for a description of the Company's significant accounting policies. These interim financial statements do not include all of the information and note disclosure required by generally accepted accounting principles. In the opinion of management, all adjustments considered necessary for a fair presentation of results for the reported periods have been included.

NOTE 2--INVENTORY

                                                              JUNE 30,
                                                       -----------------------
                                                          2001         2000
                                                       ----------   ----------
Raw materials........................................  $1,072,408   $1,860,757
Work in process......................................     393,658      592,671
Finished goods.......................................   1,076,571    1,034,474
                                                       ----------   ----------
                                                       $2,542,637   $3,487,902
                                                       ==========   ==========

NOTE 3--CONVERSION OF SERIES A MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  SHARES

    On March 15, 2001 a holder of 3,948 shares of the Company's Series A Mandatorily Redeemable Convertible Preferred Shares (the Series A Shares) converted a total of 1,000 of the Series A Shares, plus a total of $139,050 of dividends that accrued on those shares, into 103,550 of the Company's common shares. Upon conversion of the 1,000 Series A Shares, approximately $938,221 attributable to such shares and carried in Mandatorily Redeemable Convertible Preferred Shares on the Balance Sheet was transferred to Share Capital.

    As of June 30, 2001, a total of 25,153 Series A Shares remain outstanding, and such shares, including dividends accrued on such shares through June 30, 2001, are convertible into 2,707,406 shares of the Company's common stock.

NOTE 4--EXIT COSTS

    During the first quarter of 2001 the Company approved a plan to close its Pittsburgh facility and move all of its kit manufacturing to productions lines that are currently undergoing validation in the Company's facility in Atlanta. It is expected that the Pittsburgh facility will be closed in the second half of 2001.

    As a result of the decision to centralize kit manufacturing in Atlanta certain employees will be terminated and the Pittsburgh facility will be vacated. Accordingly, the Company recorded a charge of $540,000 in the statement of operations in the first quarter of 2001. This amount represents the expected severance payments to be made to terminated employees, the remaining future lease commitments, the unamortized balance of leasehold improvements and other costs related to closure of the facility.

NOTE 5--SEGMENT INFORMATION

    The Company's reportable segments are Sequencing Systems, Gene Kits and Other Consumables, and Testing, Sequencing and Other Services. Total assets shown below are as of June 30th, while all other numbers are for the six-month period ended June 30th, of the respective year.

    JUNE 30, 2001

                                               GENEKITS        TESTING,
                                 SEQUENCING    AND OTHER    SEQUENCING AND   RECONCILING
                                  SYSTEMS     CONSUMABLES   OTHER SERVICES    ITEMS(A)        TOTAL
                                 ----------   -----------   --------------   -----------   -----------
Revenues.......................  $1,508,823   $ 5,843,678      $ 149,820             --    $ 7,502,321
Depreciation & Amtz............     834,075     2,358,946        408,042             --      3,601,063
(Loss) from operations before
  interest.....................  (4,136,029)  (15,622,147)       (74,762)            --    (19,832,938)
Additions to fixed assets......     185,550     9,786,307        133,684             --     10,105,541
Total assets...................   3,589,618    37,489,071      1,667,990     51,022,163     93,768,842

    JUNE 30, 2000

Revenues.......................  $2,872,304   $ 3,868,573    $ 310,666     $       --   $ 7,051,543
Depreciation & Amtz............     619,181       913,283      188,081             --     1,720,545
(Loss) from operations before
  interest.....................  (6,301,638)   (9,010,688)     (44,489)            --   (15,356,815)
Additions to fixed assets......     455,477     2,281,445    1,459,626             --     4,196,548
Total assets...................   5,198,575    22,615,133    2,615,103     95,389,971   125,818,782

------------------------

(A) Reconciling items consist of cash, cash equivalents and short-term investments.

                                       2